Exhibit 10 h

RELEASES AND UNDERTAKINGS



Made and entered into as of the 29th day of December 2000.



Among:	3720161 CANADA CORPORATION (the "Corporation");

SCOTT FEAGAN ("Feagan")

ROBERT L. BELL ("Bell")


And:		DANIEL VEILLEUX ("Veilleux")





For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



1. RELEASE BY FEAGAN AND BELL


Feagan and Bell hereby remises, releases, and forever discharges the Corporation and Veilleux (collectively hereinafter referred to as the "Releasees A") and each of them of and from all manners of actions, causes of action, deeds, suits, proceedings, debts, dues, duties, accounts, bonds, covenants, contracts, claims, demands, damages (known or unknown), sums of money, controversies, promises, actions, variances, trespasses, grievances, executions, and liabilities whatsoever both in law and in equity which against the Releasees A (or any of them) Feagan and/or Bell ever had, now have (has), or hereafter can, shall or may have for or by reason of or in respect of any cause, act, matter or thing whatsoever existing up to and including the date hereof, including, without limiting the generality of the foregoing, by reason of Feagan and Bell being a shareholder, director, officer, or employee of the Corporation.





2. RELEASE BY THE CORPORATION AND VEILLEUX


The Corporation and Veilleux hereby remises, releases, and forever discharges Feagan and Bell (collectively hereinafter referred to as the "Releasees B") and each of them of and from all manners of actions, causes of action, deeds, suits, proceedings, debts, dues, duties, accounts, bonds, covenants, contracts, claims, demands, damages (known or unknown), sums of money, controversies, promises, actions, variances, trespasses, grievances, executions, and liabilities whatsoever both in law and in equity which against the Releasees B (or any of them) the Corporation and/or Veilleux ever had, now have (has), or hereafter can, shall or may have for or by reason of or in respect of any cause, act, matter or thing whatsoever existing up to and including the date hereof, including, without limiting the generality of the foregoing, by reason of Veilleux being a shareholder, director, officer, or employee of the Corporation, the whole subject to section 3 hereinafter. However, it is understood that nothing in this paragraph discharges or releases Feagan and Bell of their fiduciary duties as past directors of the Corporation.


3.	REPRESENTATIONS AND WARRANTIES OF FEAGAN AND BELL


Feagan and Bell represent and warrant to the Corporation that:

(1) they did not undertake any obligations and they did not enter into any contract on behalf of the Corporation which has not been disclosed in the Corporation books or the appropriate records of the Corporation;

(2) they are not aware of any liabilities or contingencies of the Corporation that have not been disclosed or registered in the Corporation's books or the appropriate records of the Corporation.


4.	MISCELLANEOUS


4.1	This agreement shall be interpreted in accordance with the
laws of the Province of Quebec and the laws of Canada applicable therein.


4.2	This agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.





4.3	The parties hereto acknowledge that the confidentiality of
the terms and conditions of this agreement are valuable to the business of each and agree that the same will be kept confidential and no information concerning such terms and conditions will be disclosed by either to any third party expect as consented to in writing by the other or as required by law.


4.4 	The parties hereto have expressly agreed that this agreement and all deeds, documents or notices relating thereto be executed in English. Les parties aux presentes ont expressement convenu que cet acte et tout autre acte, document ou avis y afferent soient rediges en anglais.



IN WITNESS WHEREOF the parties have executed this agreement as of December 29, 2000.


3720161 CANADA CORPORATION
By:


Daniel Veilleux						SCOTT FEAGAN




DANIEL VEILLEUX					ROBERT L. BELL

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